Exhibit 10.2



             BGS BONDABLE TRANSITION PROPERTY SERVICING AGREEMENT


                                    between


                        PSE&G TRANSITION FUNDING II LLC
                                    Issuer


                                      and


                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                   Servicer





                          Dated as of _________, 2005





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                                                  TABLE OF CONTENTS
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                                                                                                               Page

ARTICLE I  Definitions............................................................................................4

         Section 1.01.  Definitions...............................................................................4
         Section 1.02.  Other Definitional Provisions.............................................................4

ARTICLE II  Appointment and Authorization of Servicer.............................................................5

         Section 2.01.  Appointment of Servicer; Acceptance of Appointment........................................5
         Section 2.02.  Authorization.............................................................................5
         Section 2.03.  Dominion and Control over Transferred BGS Bondable Transition Property....................5

ARTICLE III  Billing Services.....................................................................................6

         Section 3.01.  Duties of Servicer........................................................................6
         Section 3.02.  Collection and Allocation of the BGS Transition Bond Charge...............................7
         Section 3.03.  Payment of TBC Collections................................................................7
         Section 3.04.  Servicing and Maintenance Standards.......................................................9
         Section 3.05.  Servicer's Certificates..................................................................10
         Section 3.06.  Annual Statement as to Compliance........................................................10
         Section 3.07.  Annual Independent Certified Public Accountants' Report..................................10
         Section 3.08.  BGS Bondable Transition Property Documentation...........................................11
         Section 3.09.  Computer Records; Audits of Documentation................................................11
         Section 3.10.  Defending Transferred BGS Bondable Transition Property Against Claims....................12
         Section 3.11.  Opinions of Counsel......................................................................12

ARTICLE IV  Services Related to BGS Transition Bond Charge Adjustments...........................................13

         Section 4.01.  BGS Transition Bond Charge Adjustments...................................................13

ARTICLE V  The Servicer..........................................................................................13

         Section 5.01.  Representations and Warranties of Servicer...............................................13
         Section 5.02.  Indemnities of Servicer; Release of Claims...............................................15
         Section 5.03.  Merger or Consolidation of, or Assumption of the Obligations of, Servicer................17
         Section 5.04.  Assignment of Servicer's Obligations.....................................................18
         Section 5.05.  Limitation on Liability of Servicer and Others...........................................18
         Section 5.06.  PSE&G Not To Resign as Servicer..........................................................19
         Section 5.07.  Monthly Servicing Fee....................................................................19
         Section 5.08.  Servicer Expenses........................................................................19
         Section 5.09.  Subservicing.............................................................................19
         Section 5.10.  No Servicer Advances.....................................................................20
         Section 5.11.  Remittances..............................................................................20
         Section 5.12.  Protection of Title......................................................................20
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                                                  TABLE OF CONTENTS
                                                     (continued)
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ARTICLE VI  Servicer Default.....................................................................................21

         Section 6.01.  Servicer Default.........................................................................21
         Section 6.02.  Notice of Servicer Default...............................................................22
         Section 6.03.  Waiver of Past Defaults..................................................................22
         Section 6.04.  Appointment of Successor.................................................................22
         Section 6.05.  Cooperation with Successor...............................................................23

ARTICLE VII  Miscellaneous Provisions............................................................................23

         Section 7.01.  Amendment................................................................................23
         Section 7.02.  Notices..................................................................................25
         Section 7.03.  Limitations on Rights of Others..........................................................25
         Section 7.04.  Severability.............................................................................25
         Section 7.05.  Separate Counterparts....................................................................26
         Section 7.06.  Headings.................................................................................26
         Section 7.07.  GOVERNING LAW............................................................................26
         Section 7.08.  Assignment to the Trustee................................................................26
         Section 7.09.  Nonpetition Covenants....................................................................26
         Section 7.10.  Termination..............................................................................26

ANNEX 1                 TBC Adjustment Process and Reports--
                        PSE&G Transition Funding II LLC

APPENDIX A              Master Definitions

EXHIBIT A               Servicing Procedures

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     BGS BONDABLE TRANSITION PROPERTY SERVICING AGREEMENT, dated as of
_________, 2005, by and between PSE&G TRANSITION FUNDING II LLC, a Delaware limited liability company, as issuer (the "Issuer"), and PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation ("PSE&G"), as the servicer of the BGS Bondable Transition Property hereunder (together with each successor to PSE&G (in the same capacity) pursuant to Section 5.03, 5.04 or 6.04, the "Servicer").

                             W I T N E S S E T H:


     WHEREAS the Servicer is willing to service the Transferred BGS Bondable Transition Property purchased from the Seller by the Issuer; and

     WHEREAS the Issuer, in connection with ownership of Transferred BGS Bondable Transition Property, desires to engage the Servicer to carry out the functions described herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01. Definitions. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in Appendix A hereto.

     Section 1.02. Other Definitional Provisions.

     (a) "Agreement" means this BGS Bondable Transition Property Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     (b) Non-capitalized terms used herein which are defined in the Competition Act, as the context requires, have the meanings assigned to such terms in the Competition Act, but without giving effect to amendments to the Competition Act after the date hereof which have a material adverse effect on the Issuer or the BGS Transition Bondholders.

     (c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Annex, Schedule and Exhibit references contained in this Agreement are references to Sections, Annexes, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

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     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                                  ARTICLE II
                   APPOINTMENT AND AUTHORIZATION OF SERVICER

     Section 2.01. Appointment of Servicer; Acceptance of Appointment. Subject to Section 5.06 and Article VI, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer in accordance with the terms of this Agreement. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

     Section 2.02. Authorization. With respect to all or any portion of the Transferred BGS Bondable Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

         (a) execute and deliver, on behalf of itself, the Issuer, or both, as the case may be, any and all instruments, documents or notices, and

         (b) on behalf of itself, the Issuer, or both, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the BPU.

     The Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

     Section 2.03. Dominion and Control over Transferred BGS Bondable Transition Property. Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Transferred BGS Bondable Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of the Issuer with respect to the Transferred BGS Bondable Transition Property. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, the Competition Act or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Transferred BGS Bondable Transition Property, in each case unless such action is required by law or court or regulatory order.

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                                  ARTICLE III
                               BILLING SERVICES

     Section 3.01. Duties of Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

         (a) Duties of Servicer Generally. The Servicer will manage, service, administer and make collections in respect of the BGS Transition Bond Charge. The Servicer's duties will include:

              (i) obtaining meter reads, calculating and billing the BGS Transition Bond Charge in accordance with the Financing Order and collecting (from Customers and Third Parties, as applicable) all TBC Collections;

              (ii) responding to inquiries by Customers, Third Parties, the BPU, or any federal, local or other State governmental authority with respect to the BGS Transition Bond Charge;

              (iii) delivering bills to customers and Third Parties, accounting for TBC Collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the Issuer, the BPU, the Trustee and the Rating Agencies;

              (iv) selling, as the agent for the Issuer, as its interest may appear, defaulted or written off accounts in accordance with the Servicer's usual and customary practices for accounts of its own electric service customers; and

              (v) taking action in connection with BGS Transition Bond Charge Adjustments as is set forth herein.

         Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by the Competition Act, the Financing Order and any BPU Regulations, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities set forth in Annex 1 which, among other things, relate to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance.

         (b) Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the BPU, the Trustee and the Rating Agencies in writing of any laws or BPU Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

         (c) Other Information. Upon the reasonable request of the Issuer, the BPU, the Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the BPU, the Trustee or the Rating Agencies, as the case may be, any public financial information in

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     respect of the Servicer, or any material information regarding the
     Transferred BGS Bondable Transition Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by law for the Issuer, the BPU, the Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the BGS Transition Bonds of any Series are outstanding, the Servicer shall provide to the Issuer, the BPU and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the BGS Transition Bond Charge.

     Section 3.02. Collection and Allocation of the BGS Transition Bond
Charge.

     (a) The Servicer shall use all reasonable efforts, consistent with its customary servicing procedures, to collect all amounts owed in respect of the BGS Transition Bond Charge as and when the same shall become due and shall follow such collection procedures as it follows with respect to collection activities that the Servicer conducts for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment of the BGS Transition Bond Charge, except as contemplated in this Agreement or as required by law or court or BPU Regulations; provided, however, that the Servicer may take any of the foregoing actions to the extent that such action would be in accordance with customary billing and collection practices of the Servicer with respect to billing and collection activities that it conducts for itself. The Servicer shall enforce the obligations of any Third Parties providing billing and collection services with respect to the BGS Transition Bond Charge.

     (b) As specified in the Petition and the Financing Order, any amounts received by the Servicer from a Customer that represent a partial payment toward an outstanding balance will be applied in the following manner:

         (i) to sales taxes (which the Servicer collects as trustee for the State of New Jersey and not for its own account or for that of the Issuer);

         (ii) pro rata to the BGS Transition Bond Charge and the Servicer's other charges and taxes, where any of such charges are in arrears, based on their proportion to the Servicer's total charges in arrears for that period; and

         (iii) pro rata to the BGS Transition Bond Charge and the Servicer's other charges and taxes, where any of such charges are current charges, based on their proportion to the Servicer's total current charges assessed for that period.

PSE&G's other charges may include gas charges which may be billed together with electric charges, the market transition charge, the MTC-Tax and all other charges which PSE&G and any Third Party may be authorized to bill and collect from Customers on account of electric and gas service. If there is more than one Series of BGS Transition Bonds, the Servicer shall allocate partial payments among such Series, pro rata, based on the respective outstanding amounts payable with respect to such Series.

     Section 3.03. Payment of TBC Collections. (a) The Servicer shall prepare annually a Collections Curve for each Billing Month, based on statistically significant random sampling of actual TBC Collections. With the exception of the Monthly Servicing Fee, which the Servicer is

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entitled to withhold from TBC Collections pursuant to Section 5.07 hereof, the
Servicer agrees to remit TBC Collections for each Billing Month to the Trustee for deposit in the Collection Account not later than the corresponding Reconciliation Date or Dates following such Billing Month. In addition, the Servicer agrees to make periodic payments on account of TBC Collections to the Trustee for deposit in the Collection Account as follows:

              (i) on each Monthly Remittance Date, for so long as the Servicer has satisfied the conditions of Section 5.11(b), the Servicer shall remit to the Trustee for each of the seven preceding Billing Months an amount equal to the amount of TBC Collections estimated to have been received during the preceding calendar month, based on the applicable Collections Curve then in effect for those seven preceding Billing Months, and

              (ii) on each Daily Remittance Date, for so long as the Servicer has not satisfied the conditions of Section 5.11(b), the Servicer shall remit to the Trustee for the Billing Month in which such Daily Remittance Date occurs and for each of the six preceding Billing Months an amount equal to the amount of TBC Collections estimated to have been received during the Business Day which is two Business Days preceding such Daily Remittance Date for those seven Billing Months (including the Billing Month in which such Daily Remittance Date occurs), including (for the first Daily Remittance Date following a period when the Servicer had been remitting on a monthly Remittance
         Date) any amounts on deposit with the Servicer (for the Billing Month and any prior Billing Month) prior to such Daily Remittance Date during a period when the Servicer had been remitting on a Monthly Remittance Date, provided that,

         (x) in the case of each such Billing Month other than the Billing Month in which such Daily Remittance Date occurs, such estimate shall be made by dividing (1) the amount of TBC Collections estimated to be received during the calendar month in which such Daily Remittance Date occurs ("the current remittance month"), based on the applicable Collections Curve then in effect, for each of those six preceding Billing Months, divided by (2) the number of Business Days in the current remittance month,

         (y) in the case of the Billing Month in which such Daily Remittance Date occurs, such estimate shall be made, by first, determining the amount of TBC Collections estimated to be received during that Billing Month, based on the applicable Collections Curve then in effect, for each day on which bills are sent in such Billing Month (each, a "Billing Day"; such estimated TBC Collections during such Billing Month for each Billing Day being the "Billing Month Estimated Collections" for such Billing Day), second, dividing the amount of the Billing Month Estimated Collections for such Billing Day by the number of Business Days remaining in such


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              Billing Month (for each Billing Day, the "Daily Billing Month
              Estimated Collections" for such Billing Month),

              third, for each Daily Remittance Date during such Billing Month, summing the amount of the Daily Billing Month Estimated Collections for each Billing Day in such Billing Month through the Business Day which is two Business Days preceding such Daily Remittance Date, and

         (z) for each Daily Remittance Date, any unremitted Daily Billing Month Estimated Collections received in the preceding Billing Month on a Business Day that is two Business Days preceding such Daily Remittance Date in accordance with subclause (y) above shall be remitted on such Daily
              Remittance Date.

     (b) On or before each Reconciliation Date, the Servicer shall determine whether there exists a Curve Payment Shortfall or an Excess Curve Payment by comparing the actual TBC Collections to the Collection Curve Payments previously made to the Trustee in respect of (i) for each Annual Reconciliation Date, each of the twelve Billing Months beginning 19 months before the month in which such Reconciliation Date occurs (or from the first Series Issuance Date, if less than 19 months have elapsed), and (ii) for each Monthly Reconciliation Date, the Billing Month that is eight months prior to the Billing Month in which such Reconciliation Date occurs. In the event that there is a Curve Payment Shortfall with respect to the applicable Billing Months or Billing Month, as the case may be, the Servicer shall pay the Curve Payment Shortfall to the Trustee for deposit into the Collection Account on that Reconciliation Date. In the event that there is an Excess Curve Payment for the applicable Billing Months or Billing Month, as the case may be, the Servicer may either (A) reduce the amount that the Servicer is required to remit to the Trustee for deposit in the Collection Account on the following Remittance Date (and, if necessary, succeeding Remittance Dates) by the amount of the Excess Curve Payment, or (B) require the Trustee to pay to the Servicer from the General Subaccount the amount of the Excess Curve Payment, which upon payment shall become the property of the Servicer.

     (c) The Servicer agrees and acknowledges that it holds all TBC Collections collected by it for the benefit of the Issuer and that all amounts will be remitted by the Servicer in accordance with this Agreement without any surcharge, fee, offset, charge or other deduction and without making any claim to reduce its obligation to remit all TBC Collections collected by it, except
(i) as set forth in clause (b) above, (ii) the Monthly Servicing Fee which it may withhold pursuant to Section 5.07 hereof and (iii) late fees permitted by
Section 5.07.

     Section 3.04. Servicing and Maintenance Standards. The Servicer shall, on behalf of the Issuer:

         (a) manage, service, administer and make collections in respect of the Transferred BGS Bondable Transition Property with reasonable care and in material compliance with applicable law, including all applicable BPU Regulations, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;


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         (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry;

         (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the Issuer's and the Trustee's rights in respect of the Transferred BGS Bondable Transition Property; and

         (d) calculate the BGS Transition Bond Charge in compliance with the Competition Act, the Financing Order and any applicable tariffs;

except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer's or the Trustee's interest in the Transferred BGS Bondable Transition Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of the Transferred BGS Bondable Transition Property, which, in the Servicer's judgment, may include the taking of legal action pursuant to Section 3.10 or otherwise. Notwithstanding the foregoing, the Servicer shall not change its customary and usual practices and procedures in any manner that would materially and adversely affect the Issuer's or the Trustee's interest in the Transferred BGS Bondable Transition Property unless it shall have provided the Rating Agencies with prior written notice.

     Section 3.05. Servicer's Certificates. The Servicer will provide to the Issuer, the BPU and to the Trustee the statements and certificates specified in Annex 1.

     Section 3.06. Annual Statement as to Compliance.

     The Servicer shall deliver to the Issuer, the BPU, the Trustee and each Rating Agency, on or before March 31 of each year beginning March 31, 2006 to and including March 31 succeeding the retiring of the BGS Transition Bonds, an Officers' Certificate, stating that:

         (a) a review of the activities of the Servicer during the preceding calendar year (or relevant portion thereof in the case of the first such Officer's Certificate) and of its performance under this Agreement has been made under such officers' supervision, and

         (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing each such default and its status.

     Section 3.07. Annual Independent Certified Public Accountants' Report.

     (a) The Servicer shall cause a firm of independent certified public accountants (which may also provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Issuer, the BPU to the Trustee and to each Rating Agency, on or before March 31 of each year, beginning March 31, 2006 to and including the March 31 succeeding the retirement of all BGS Transition Bonds, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, to the effect that such firm has performed certain procedures in connection with the Servicer's


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compliance with its obligations under this Agreement during the preceding calendar year (or, in the case of the first Annual Accountant's Report, the period of time from the Initial Transfer Date until December 31, 2005), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

     (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     Section 3.08. BGS Bondable Transition Property Documentation. To assure uniform quality in servicing the Transferred BGS Bondable Transition Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all BGS Bondable Transition Property Documentation, it being understood that the Servicer is acting solely as the servicing agent and custodian for the Issuer with respect to the BGS Bondable Transition Property Documentation.

     Section 3.09. Computer Records; Audits of Documentation.

     (a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Transferred BGS Bondable Transition Property and the BGS Bondable Transition Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between payments or recoveries on (or with respect to) the BGS Transition Bond Charge and the TBC Collections from time to time remitted to the Trustee pursuant to Section 3.03 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic audits of the BGS Bondable Transition Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer, the BPU and to the Trustee any failure on the Servicer's part to hold the BGS Bondable Transition Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the BGS Bondable Transition Property Documentation. The Servicer's duties to hold the BGS Bondable Transition Property Documentation on behalf of the Issuer set forth in this Section 3.09, to the extent such BGS Bondable Transition Property Documentation has not been previously transferred to a successor Servicer, shall terminate three years after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer pursuant to the provisions of this Agreement or (ii) no BGS Transition Bonds of any Series are outstanding.

     (b) Maintenance of and Access to Records. The Servicer shall maintain the BGS Bondable Transition Property Documentation at 80 Park Plaza, Newark, New Jersey or at such


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other office as shall be specified to the Issuer, the BPU and to the Trustee by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer, the BPU and the Trustee or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Transferred BGS Bondable Transition Property, the BGS Transition Bond Charge and the BGS Bondable Transition Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable law (including BPU Regulations) prohibiting disclosure of information regarding customers shall not constitute a breach of this Section 3.09(b).

     Section 3.10. Defending Transferred BGS Bondable Transition Property Against Claims. The Servicer shall institute and maintain any action or proceeding necessary to compel performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the Financing Order with respect to the Transferred BGS Bondable Transition Property, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act or the Financing Order, as the case may be, or the rights of holders of Transferred BGS Bondable Transition Property that would be adverse to BGS Transition Bondholders. The costs of any such action reasonably allocated by the Servicer to the Transferred BGS Bondable Transition Property shall be payable from TBC Collections as an Operating Expense in accordance with the Indenture. The Servicer's obligations pursuant to this Section 3.10 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations under this Section 3.10).

     Section 3.11. Opinions of Counsel. The Servicer shall deliver to the Issuer, the BPU and to the Trustee:

         (a) promptly after the execution and delivery of this Agreement and of the Sale Agreement and of each amendment hereto or thereto, and on each Transfer Date, an Opinion of Counsel either:

              (i) to the effect that, in the opinion of such counsel, all UCC filings that are necessary to fully preserve and protect the interests of the Trustee in the Transferred BGS Bondable Transition Property have been executed and will be filed as required, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

              (ii) to the effect that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest; and

         (b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three full calendar months after the Initial Transfer Date, an Opinion of Counsel, dated as of a date during such 90-day period, either:


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              (i) to the effect that, in the opinion of such counsel, all UCC filings have been executed and filed that are necessary to preserve fully and protect fully the interest of the Trustee in the Transferred BGS Bondable Transition Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

              (ii) to the effect that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                                  ARTICLE IV
          SERVICES RELATED TO BGS TRANSITION BOND CHARGE ADJUSTMENTS

     Section 4.01. BGS Transition Bond Charge Adjustments. The Servicer shall perform the calculations and take the actions relating to adjusting the BGS Transition Bond Charge, as set forth in Annex 1.

                                  ARTICLE V
                                 THE SERVICER

     Section 5.01. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties as of each Transfer Date, on which the Issuer has relied and will rely in acquiring Transferred BGS Bondable Transition Property and in entering into this Agreement. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of the Transferred BGS Bondable Transition Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

     (a) Organization and Good Standing. The Servicer is a corporation duly organized and in good standing under the laws of the State of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and has the power, authority and legal right to service the Transferred BGS Bondable Transition Property.

     (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in, all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Transferred BGS Bondable Transition Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues, properties or prospects or adversely affect the servicing of the Transferred BGS Bondable Transition Property).

     (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

     (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     (f) Approvals. Except for filings with the BPU for adjusting the BGS Transition Bond Charge pursuant to Section 4.01 and Annex 1, filing of financing statements under the UCC and UCC continuation filings, no approval, authorization, consent, order or other action of, or filing with, any court, federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

     (g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:

              (i) seeking to prevent the issuance of the BGS Transition Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

              (ii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement or any of the other Basic Documents; or

              (iii) relating to the Servicer and which might materially and adversely affect the federal or State income, gross receipts or franchise tax attributes of the BGS Transition Bonds.

     (h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the BPU by the Servicer on behalf of the Issuer with respect to the BGS Transition Bond Charge or BGS Transition Bond Charge Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance.

     Section 5.02. Indemnities of Servicer; Release of Claims.

     (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

     (b) The Servicer shall indemnify the Issuer and the Trustee (for itself and on behalf of the BGS Transition Bondholders) and each of their respective trustees, members, managers, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of:

              (i) the Servicer's willful misconduct, recklessness or gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer's reckless disregard of its obligations and duties under this Agreement;

              (ii) the Servicer's breach of any of its representations or warranties in this Agreement; and

              (iii) litigation and related expenses relating to its status and obligations as Servicer,

provided, however, that the Servicer shall not be liable for any Losses resulting from the willful misconduct or gross negligence of any Person indemnified pursuant to this Section 5.02 (each, an "Indemnified Person") or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Servicer's breach.

Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 5.02, notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 5.02, the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel. The Indemnified Person shall not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 5.02 (whether or not the Servicer is an actual or potential party to such claim or action) unless the Servicer agrees in writing to such settlement, compromise or consent and such settlement, compromise or consent includes an unconditional release of the Servicer from all liability arising out of such claim, action, suit or proceeding.

     (c) The Servicer shall indemnify the Trustee and its respective officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Indenture, except to the extent that any such Loss is due to the willful misconduct, bad faith or gross negligence of the Trustee; provided, however, that the foregoing indemnity is extended to the Trustee solely in its individual capacity and not for the benefit of the BGS Transition Bondholders or any other Person. Such amounts with respect to the Trustee shall be deposited and distributed in accordance with the Indenture.

     (d) Any Servicer that is not subject to retail electric rate regulation by the BPU shall indemnify electric ratepayers in the historic service territory of PSE&G for any and all Losses (including, but not limited to, increased BGS Transition Bond Charges) that may be imposed upon or incurred by such retail electric ratepayers as a result of:

              (i) any such Servicer's willful misconduct, recklessness or gross negligence in the performance of its obligations, duties and covenants under this Agreement;

              (ii) any such Servicer's breach of any of its representations or warranties in this Agreement; and

              (iii) litigation and related expenses relating to any such Servicer's status and obligations as Servicer.

The BPU shall be entitled to enforce this Section 5.02(d) for the benefit of retail electric ratepayers in the historic service territory of PSE&G. If so directed by the BPU, any successor Servicer that is not subject to retail electric rate regulation by the BPU and that is obligated to make payments pursuant to this Section 5.02(d) shall make such payments either to the Trustee, for deposit to the Collection Account and for allocation to the Reserve Subaccount therein, or to such other person or account as shall be specified by the BPU.

     (e) The Servicer's indemnification obligations under Section 5.02(b) and
(c) for events occurring prior to the removal or resignation of the Trustee or the termination of this Agreement shall survive the resignation or removal of the Trustee or the termination of this

Agreement and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer's and the Trustee's reasonable attorneys' fees and expenses).

     (f) Except to the extent expressly provided for in the Basic Documents (including the Servicer's claims with respect to the Monthly Servicing Fees and the Seller's claim for payment of the purchase price of the Transferred BGS Bondable Transition Property), the Servicer hereby releases and discharges the Issuer (including its Member, Managers, officers, employees and agents, if any), and the Trustee (including its respective officers, directors and agents) (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, which the Servicer shall or may have against any such Person relating to the Transferred BGS Bondable Transition Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

     (g) The Servicer will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the BGS Transition Bonds or for any consequential damages, including any loss of market value of the BGS Transition Bonds, resulting from any default or any downgrade of the ratings on the BGS Transition Bonds.

     Section 5.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person:

         (a) into which the Servicer may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Servicer,

         (b) which results from the division of the Servicer into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Servicer,

         (c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or the major part of the electric distribution business of the Servicer,

         (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Servicer, or

         (e) which may otherwise succeed to all or the major part of the electric distribution business of the Servicer,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

              (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 5.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

              (ii) the Servicer shall have delivered to the Issuer, the BPU and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

              (iii) the Servicer shall have delivered to the Issuer, the BPU and to the Trustee an Opinion of Counsel either:

                  (A) stating that, in the opinion of such counsel, all
             filings to be made by the Servicer, including UCC filings, that are necessary fully to preserve and protect the interests of the Trustee in the Transferred BGS Bondable Transition Property have been executed and filed and reciting the details of such filings, or

                  (B) stating that, in the opinion of such counsel, no such
             action is necessary to preserve and protect such interests;

              (iv) the Rating Agencies shall have received prior written notice of such transaction; and

              (v) the Servicer shall have delivered to the Issuer, the BPU and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Servicer, the Issuer, the Trustee or the then existing BGS Transition Bondholders.

The Servicer shall not consummate any transaction referred to in subclauses
(a), (b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with subclauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 5.03, then upon the satisfaction of all of the other conditions of this Section 5.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

     Section 5.04. Assignment of Servicer's Obligations. The Servicer may assign any or all of its obligations hereunder to any successor if either (i) the Rating Agency Condition and any other condition specified in the Financing Order have been satisfied, or (ii) the Servicer is replaced by a successor pursuant to Section 5.03 hereof.

     Section 5.05. Limitation on Liability of Servicer and Others. The Servicer shall not be liable to the Issuer or the Trustee, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred BGS Bondable Transition Property in accordance with this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability.

     Section 5.06. PSE&G Not To Resign as Servicer. Subject to the provisions of Sections 5.03 and 5.04, PSE&G shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of PSE&G shall be communicated to the Issuer, the BPU, the Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the BPU and the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer has assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 6.04.

     Section 5.07. Monthly Servicing Fee. The Issuer agrees to pay the Servicer the Monthly Servicing Fee with respect to all Series of BGS Transition Bonds. On any Monthly Remittance Date, the Servicer shall be entitled to withhold the amount of the Monthly Servicing Fee from TBC Collections as compensation under this Agreement unless the Trustee has notified the Servicer in writing that the Issuer does not hold sufficient funds to pay amounts owed in such month to the Trustee. For so long as PSE&G is the Servicer, the Monthly Servicing Fee shall be $__________. The Servicer shall be entitled to retain as additional compensation net investment income on TBC Collections related to the Transferred BGS Bondable Transition Property received by the Servicer during any Collection Period prior to remittance to the Collection Account and the late fees, if any, paid by Customers to the Servicer. The foregoing fees constitute a fair and reasonable price for the obligations to be performed by the Servicer.

     Section 5.08. Servicer Expenses. Except as otherwise expressly provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to BGS Transition Bondholders and shall not be entitled to any additional payment or reimbursement therefor.

     Section 5.09. Subservicing. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, the Rating Agency Condition shall have been satisfied in connection therewith; and provided further that the Servicer shall remain obligated and be liable to the Issuer, the Trustee and the BGS Transition Bondholders for the servicing and administering of the Transferred BGS Bondable Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transferred BGS Bondable Transition Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Trustee or the BGS Transition Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 5.06.

     Section 5.10. No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the BGS Transition Bonds.

     Section 5.11. Remittances.

     (a) The Servicer shall remit TBC Collections (from whatever source) in accordance with Section 3.03(a)(ii), and all proceeds of other Collateral of the Issuer, if any, received by the Servicer, to the Trustee for deposit pursuant to the Indenture, not later than each Daily Remittance Date. The Servicer shall promptly remit any Indemnity Amounts paid or received by it immediately to the Trustee for deposit pursuant to the Indenture.

     (b) Notwithstanding the foregoing clause (a), as long as:

              (i) PSE&G or any successor to PSE&G's electric distribution business remains the Servicer,

              (ii) no Servicer Default has occurred and is continuing, and,

              (iii) with respect to Moody's and Fitch only, PSE&G maintains a long-term rating on its senior, unsecured debt of "Baa2" by Moody's and "BBB" by Fitch, or better, or, if the senior, unsecured debt of PSE&G is downgraded to "Baa3" by Moody's or "BBB-" by Fitch, PSE&G shall received within 30 days of such downgrading, confirmation from Moody's and Fitch that remittances in accordance with Section 3.03(a)(i) will not adversely affect their respective ratings on the BGS Transition Bonds, or if the long-term, unsecured debt of PSE&G is downgraded below "Baa3" by Moody's or "BBB-" by Fitch, PSE&G shall have received within 48 hours of such downgrading, confirmation from Moody's and Fitch that remittances in accordance with Section 3.03(a)(i) will not adversely affect their respective ratings on the BGS Transition Bonds, the Servicer need not make the daily remittances required by clause (a), but in lieu thereof, shall remit all TBC Collections (from whatever source) in accordance with Section 3.03(a)(i), and all proceeds of other Collateral of the Issuer, if any, received by the Servicer during any Collection Period, to the Trustee for deposit pursuant to the Indenture, not later than the corresponding Monthly Remittance Date.

     Section 5.12. Protection of Title. The Servicer shall execute and file such filings and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Trustee in the Transferred BGS Bondable Transition Property, including all filings required under the UCC relating to the transfer of ownership of or a security interest in the Transferred BGS Bondable Transition Property by the Seller to the Issuer or the security interest granted by the Issuer to the Trustee in the Transferred BGS Bondable Transition Property. The Servicer shall deliver (or cause to be delivered) to the Issuer, the BPU and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                                  ARTICLE VI

                               SERVICER DEFAULT

     Section 6.01. Servicer Default. If any one of the following events (a "Servicer Default") occurs and is continuing:

         (a) any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer and the BPU from the Issuer or the Trustee; or

         (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure:

              (i) materially and adversely affects the Transferred BGS Bondable Transition Property or the rights of the BGS Transition Bondholders, and

              (ii) continues unremedied for a period of 60 days after written notice of such failure has been given to the Servicer by the Issuer, the BPU or by the Trustee or after discovery of such failure by an officer of the Servicer; or

         (c) any representation or warranty made by the Servicer in this Agreement proves to have been incorrect when made, which has a material adverse effect on the Issuer or the BGS Transition Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof has been given to the Servicer by the Issuer, the BPU or the Trustee or after discovery of such failure by an officer of the Servicer, as the case may be; or

         (d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Trustee may, or shall upon the written instruction of the BPU (acting on behalf of Customers) or the Holders of a majority of the outstanding principal amount of the BGS Transition Bonds of all Series, by notice then given in writing to the Servicer and to the Trustee if given by the Holders (a "Termination Notice") may terminate all the rights and obligations (other than the indemnification obligations set forth in Section 5.02 hereof and the obligation under Section 6.04 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default, the Issuer and the Trustee shall be entitled to apply to the BPU or any court of competent jurisdiction for sequestration and payment to the Trustee of revenues arising with respect to the Transferred BGS Bondable Transition Property.

         On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Transferred BGS Bondable Transition Property, the related BGS Transition Bond Charge or otherwise, shall, upon appointment of a successor Servicer pursuant to Section 6.04, without further action, pass to and be vested in such successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the BGS Bondable Transition Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transferred BGS Bondable Transition Property or the related BGS Transition Bond Charge. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the BGS Bondable Transition Property Documentation to the successor Servicer. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the BGS Bondable Transition Property Documentation to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of PSE&G as Servicer shall not terminate PSE&G's rights or obligations under the Sale Agreement.

     Section 6.02. Notice of Servicer Default. The Servicer shall deliver to the Issuer, the BPU, the Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 6.01.

     Section 6.03. Waiver of Past Defaults. The Trustee, with the consent of BPU and Holders of the majority of the outstanding principal amount of the BGS Transition Bonds of all Series, on behalf of all BGS Transition Bondholders, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Trustee of TBC Collections in accordance with
Section 3.03. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

     Section 6.04. Appointment of Successor.

     (a) Upon the Servicer's receipt of a Termination Notice pursuant to
Section 6.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Monthly Servicing Fees, until a successor Servicer has assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's removal or resignation hereunder and upon application of the Trustee, the BPU will designate a successor Servicer. Any appointment of a successor Servicer requires the consent of the Holders of a majority of the outstanding principal amount of the BGS Transition Bonds of all Series, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. If, within 30 days after the delivery of the Termination Notice, a new Servicer has not been appointed and accepted such appointment, the Trustee may petition the BPU or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if:

              (i) such Person is permitted to perform the duties of the Servicer pursuant to the Competition Act, the BPU Regulations, the Financing Order and this Agreement;

              (ii) the Rating Agency Condition has been satisfied; and

              (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

         (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Monthly Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

         (c) The successor Servicer may resign only if it is prohibited from serving as such by applicable law.

     Section 6.05. Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

                                 ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     Section 7.01. Amendment. (a) This Agreement may be amended by the Servicer and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

     Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.11. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

     (a) Notwithstanding anything to the contrary in this paragraph, no amendment or modification of this Agreement shall be effective except upon satisfaction of the conditions precedent in this paragraph (b).

              (i) At least fifteen days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in paragraph (a) above (except that the consent of the Trustee may be subject to the consent of Holders if such consent is required or sought by the Trustee in connection with such amendment or modification), the Servicer shall have delivered to the BPU's executive director and general counsel written notification of any proposed amendment, which notification shall contain:

                   (A) a reference to Docket No. EF03070532;

                   (B) an officer's certificate stating that the proposed
              amendment or modification has been approved by all parties to this Agreement; and

                   (C) a statement identifying the person to whom the BPU or
              its staff is to address any response to the proposed amendment or to request additional time.

              (ii) If the BPU or its staff, within fifteen days (subject to extension as provided in clause (iii) below) of receiving a notification complying with paragraph (a) above, shall have delivered to the office of the person specified in paragraph (i)(C) above a written statement that the BPU might object to the proposed amendment or modification, then such proposed amendment or modification shall not be effective unless and until the BPU subsequently delivers a written statement that it does not object to such proposed amendment or modification.

              (iii) If the BPU or its staff, within fifteen days of receiving a notification complying with paragraph (a) above, shall have delivered to the office of the person specified in paragraph (i)(C) above a written statement requesting an additional amount of time not to exceed thirty days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the BPU shall have delivered to the office of the person specified in paragraph (i)(C) above a written statement as described in clause (ii) above, unless and until the BPU subsequently delivers a written statement that it does not object to such proposed amendment or modification.

              (iv) If the BPU or its staff shall not have delivered written notice that the BPU might object to such proposed amendment or modification within the time periods described in clause (ii) or clause (iii) above, whichever is applicable, then the BPU shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective upon satisfaction of the other conditions specified in paragraph (a) above.

              (v) Following the delivery of a notice to the BPU by the Servicer under clause (ii) above, the Servicer and the Issuer shall have the right at any time to withdraw from the BPU further consideration of any proposed amendment.

     Section 7.02. Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid,

     (a) in the case of the Servicer, at PSE&G, 80 Park Plaza, Newark, New
Jersey
07102;

     (b) in the case of the Issuer, at PSE&G Transition Funding II LLC, 80 Park Plaza, T-4B, Newark, New Jersey 07102;

     (c) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

     (d) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

     (e) in the case of Standard & Poor's, at Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department;

     (f) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance; and

     (g) in the case of the BPU, at [____________];

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 7.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer, the BPU, on behalf of itself and electricity consumers, and the Trustee, on behalf of itself and the BGS Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 7.04. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.05. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 7.06. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 7.08. Assignment to the Trustee. (a) The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the BGS Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transferred BGS Bondable Transition Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

     (b) In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     Section 7.09. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the BGS Transition Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, acquiesce in, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

     Section 7.10. Termination. This Agreement shall terminate when all BGS Transition Bonds have been retired, redeemed or defeased in full.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                 PSE&G TRANSITION FUNDING II LLC,
                                    as Issuer


                                 By:___________________________________________
                                     Name:
                                     Title:  Manager

                                 PUBLIC SERVICE ELECTRIC AND GAS
                                   COMPANY, as Servicer


                                  By:__________________________________________
                                     Name:
                                     Title:

                                  Acknowledged and Accepted:


                                  THE BANK OF NEW YORK,
                                    not in its individual capacity but solely as Trustee on behalf of the Holders of the BGS Transition Bonds


                                  By:  ________________________________________
                                       Name:
                                       Title:

                                    ANNEX 1

                                      to

                              SERVICING AGREEMENT


     The Servicer agrees to comply with the following with respect to PSE&G Transition Funding II LLC (the "Issuer"):

     SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Servicing Agreement dated as of _________, 2005, between the Issuer and PSE&G, as Servicer.

     SECTION 2. Trustee and Servicer Payment Date Statements. At least one Business Day before each date on which distributions to the Trustee and Servicer are to be made pursuant to Sections 8.2(d) and (e) of the Indenture, the Servicer shall provide the Trustee and the BPU with a statement setting forth the amounts to be distributed to each of the Trustee and Servicer pursuant to such Sections.

     SECTION 3. Payment Date Statements. At least one Business Day before each Payment Date, the Servicer shall provide to the Issuer, the Trustee, each Rating Agency and the BPU, a statement indicating:

     1. the amount to be paid to BGS Transition Bondholders of each Series and Class in respect of principal on such Payment Date in accordance with Section 8.2 of the Indenture and each Series Supplement thereto;

     2. the amount to be paid to BGS Transition Bondholders of each Series and Class in respect of interest on such Payment Date in accordance with Section 8.2 of the Indenture and each Series Supplement thereto;

     3. the Projected BGS Transition Bond Balance and the BGS Transition Bond Balance for each Series and Class as of that Payment Date (after giving effect to the payments on such Payment Date);

     4. the amount on deposit in the Overcollateralization Subaccount for each Series and the Scheduled Overcollateralization Level for each Series, as of that Payment Date (after giving effect to the transfers to be made from or into the Overcollateralization Subaccount on such Payment Date);

     5. the amount on deposit in the Capital Subaccount for each Series as of that Payment Date (after giving effect to the transfers to be made from or into the Capital Subaccount on such Payment Date);

     6. the amount, if any, on deposit in the Reserve Subaccount as of that Payment Date (after giving effect to the transfers to be made from or into the Reserve Subaccount on such Payment Date);

     7. the amounts paid to the Trustee since the preceding Payment Date pursuant to Section 8.2(d) of the Indenture;

     8. the amounts paid to or withheld by the Servicer since the preceding Payment Date pursuant to Section 8.2(e) of the Indenture; and

     9. the amount of any other transfers and payments to be made on such Payment Date pursuant to Sections 8.2(d), (e), (f), (g) and (i) of the Indenture.

     SECTION 4. Remittance Date Statements. At least one Business Day before each Remittance Date, and in the case of Daily Remittances, on the last Remittance Date of such month, the Servicer shall prepare and furnish to the Issuer, the BPU and the Trustee a statement setting forth the aggregate amount to be remitted by the Servicer to the Trustee (net of any unreimbursed Excess Curve Payments) for deposit on such Remittance Date pursuant to the Indenture.

     SECTION 5. BGS Transition Bond Charge Adjustments.

     (a)     Prior to each Calculation Date, the Servicer shall calculate

              (i)   the BGS Transition Bond Balance as of such
                    Calculation Date (a written copy of which shall be delivered by the Servicer to the Trustee within five Business Days following such Calculation
                    Date), and

              (ii) the revised BGS Transition Bond Charge with respect to the Transferred BGS Bondable Transition Property in respect of each Adjustment Date such that the Servicer projects that TBC Collections therefrom allocable to the Issuer will be sufficient so that:

                    (A) the BGS Transition Bond Balance on the Payment Date immediately preceding the next Adjustment Date will equal the Projected BGS Transition Bond Balance as of such date or, if earlier with respect to any Series or Class of BGS Transition Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor,

                    (B) the amount on deposit in the Overcollateralization Subaccount on the Payment Date immediately preceding the next Adjustment Date, or if earlier with respect to any Series or Class of BGS Transition Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor, will equal the Scheduled Overcollateralization Level for such date,

                    (C) the amount on deposit in the Capital Subaccount on the Payment Date immediately preceding the next Adjustment Date, or if earlier with respect to any Series or Class of BGS Transition Bonds, as of the Payment Date immediately preceding the Expected Final Payment Date therefor, will equal its required level for such date,

                    (D) the amount on deposit in the Reserve Subaccount on the Payment Date immediately preceding the next January 1 Adjustment Date, will equal zero, and

                    (E) the TBC Collections will provide for (i) amortization of the remaining outstanding principal amount of each Series in accordance with the Expected Sinking Fund Amortization Schedule therefor, (ii) payment of interest on each Series when due, (iii) payment of all Operating Expenses of the Issuer when due in accordance with the Indenture, and (iv) deposits to the Overcollateralization Subaccount such that the balance therein will equal the Calculated Overcollateralization Level on each Payment Date.

     (b)______On each Calculation Date, the Servicer shall file an Adjustment Request with the BPU. This filing shall include the data specified in the Petition and the Financing Order.

     (c)______On each Adjustment Date, the Servicer shall

              (i) take all reasonable actions and make all reasonable efforts to effectuate all adjustments to the BGS Transition Bond Charge either approved by the BPU or effective on an interim basis pending final approval, and

              (ii) promptly send to the Trustee copies of all material notices and documents relating to such adjustments.

     (d)______On each Adjustment Date, the Servicer shall provide Moody's with a schedule indicating any changes to the BGS Transition Bond Charge.

     (e)______If deemed appropriate by the Servicer to protect BGS Transition Bondholders to remedy a significant and recurring variance between actual and expected TBC Collections, as authorized by the Financing Order, the Servicer shall make "non-routine" filings with the BPU for adjustments to the formula described in Appendices C and F to the Financing Order to assure timely payment of the Total Payment Requirements (as defined in the Financing Order). Such filings shall be made at least 90 days prior to the proposed effective date of the proposed adjustments.

     (f)______The Servicer is also required to determine, no sooner than May 1 and not later than May 15 of each year, whether the TBC Collections, without taking into account amounts in the Capital Subaccount and Overcollateralization Subaccount, will be sufficient to pay scheduled debt service and expenses related to the BGS Transition Bonds throughout the end of the then current calendar year, and to file for an upward Adjustment Request of the BGS Transition Bond Charge no later than June 1 if a deficiency exists.